Exhibit 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 19, 1996 for International Record Storage and Retrieval, Inc. and to all references to our Firm included in or made a part of this registration statement.


                                             /s/ ROTHSTEIN, KASS & COMPANY, P.C.
Roseland, New Jersey
March 31, 1997